Registration Statement No. 333-134299
As Filed with the Securities and Exchange Commission on January 16, 2007

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
POST EFFECTIVE AMENDMENT NUMBER 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
DOLLAR FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	23-2636866 (I.R.S. Employer Identification No.)
1436 Lancaster Avenue
Berwyn, PA 19312-1288
(610) 296-3400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Donald F. Gayhardt
President
Dollar Financial Corp.
1436 Lancaster Avenue
Berwyn, PA 19312-1288
(Name and Address of Agent for Service)

Copies of communications to:
Barry M. Abelson
Brian M. Katz
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103-2799
(215) 981-4000
Approximate date of commencement of proposed sale to the public: Not Applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:     ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:     ☐

DEREGISTRATION OF SECURITIES
We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-3 (No. 333-134299) (the “Registration Statement”), to deregister the securities remaining unsold under the Registration Statement. The offering contemplated by the Registration Statement has been completed.
Pursuant to the Registrant’s undertaking in Part II, Item 17 in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to withdraw the Registration Statement, including all exhibits to the Registration Statement, with respect to all unsold shares of Registrant common stock registered under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on January 16, 2007.

DOLLAR FINANCIAL CORP.
By:	/s/ Donald F. Gayhardt
Donald F. Gayhardt
President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Donald F. Gayhardt Donald F. Gayhardt	President and Director	January 16, 2007
* Jeffrey Weiss	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer))	January 16, 2007
/s/ Randy Underwood Randy Underwood	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	January 16, 2007
* Jonathan Seiffer	Director	January 16, 2007
* Jonathan Sokoloff	Director	January 16, 2007
* Michael Solomon	Director	January 16, 2007
* David Golub	Director	January 16, 2007
* David Jessick	Director	January 16, 2007
Kenneth Schwenke	Director	January 16, 2007
* By: Attorney-in-fact pursuant to power of attorney previously filed as part of this registration statement.
/s/ Donald F. Gayhardt Donald Gayhardt